As filed with the United States Securities and Exchange Commission on February 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QLIK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-1643718
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

150 N. Radnor Chester Road

Suite E220

Radnor, Pennsylvania 19087

(888) 828-9768

(Address of principal executive offices) (Zip Code)

2010 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Lars Björk

President and Chief Executive Officer

150 N. Radnor Chester Road

Suite E220

Radnor, Pennsylvania 19087

(Name and address of agent for service)

(888) 828-9768

(Telephone number, including area code, of agent for service)

Copy to:

Richard R. Hesp, Esq.

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

850 Winter Street

Waltham, Massachusetts 02451

Telephone: (781) 890-8800

Telecopy: (781) 622-1622

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock, par value $0.0001 per share	3,235,736 shares	$25.06	$81,087,544.16	$11,060.35

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Qlik Technologies Inc.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Stock Exchange Global Select Market on February 22, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Qlik Technologies Inc. (the “Company”) for the purpose of registering additional shares of Common Stock under the Company’s 2010 Equity Incentive Plan (the “Plan”). The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of the Company’s calendar year beginning in 2011 equal to the lowest of (a) 3.75% of the total number of shares of Common Stock then outstanding, (b) 3,300,000 shares of Common Stock or (c) the number determined by the Company’s Board of Directors (the “Evergreen Provision”). Accordingly, the number of shares of Common Stock available for issuance under the Plan was increased by 3,235,736 shares effective January 1, 2013. This Registration Statement registers the 3,235,736 additional shares of Common Stock available for issuance under the Plan as a result of the Evergreen Provision.

Of the 12,653,622 shares currently authorized by the Plan, (i) 3,164,918 have already been registered pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-181186) filed on May 4, 2012 (the “Third Registration Statement”), (ii) 2,952,968 have already been registered pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-172527) filed on February 28, 2011 (the “Second Registration Statement”) and (iii) 3,300,000 have already been registered pursuant to the Registration Statement on Form S-8 (Registration No. 333-168137) filed on July 16, 2010 (the “Original Registration Statement”). The contents of the Original Registration Statement, the Second Registration Statement and the Third Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement, the Second Registration Statement and the Third Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement, the Second Registration Statement and the Third Registration Statement, as applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on this 26th day of February, 2013.

QLIK TECHNOLOGIES INC.

By:	/s/ Lars Björk
Lars Björk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Qlik Technologies Inc., a Delaware corporation, do hereby constitute and appoint Lars Björk and Deborah Lofton, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lars Björk Lars Björk	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2013

/s/ William Sorenson William Sorenson	Chief Financial Officer and Treasurer (Principal Financial Officer)	February 26, 2013

/s/ Dennis Johnson Dennis Johnson	Chief Accounting Officer (Principal Accounting Officer)	February 26, 2013

Signature	Title	Date

/s/ Bruce Golden	Chairman of the Board of Directors	February 26, 2013
Bruce Golden

/s/ John Gavin, Jr.	Director	February 26, 2013
John Gavin, Jr.

/s/ Deborah Hopkins	Director	February 26, 2013
Deborah Hopkins

/s/ Alexander Ott	Director	February 26, 2013
Alexander Ott

/s/ Steffan Tomlinson	Director	February 26, 2013
Steffan Tomlinson

/s/ Paul Wahl	Director	February 26, 2013
Paul Wahl

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.